Exhibit 99.3
AMERICAN COMMERCIAL LINES LLC
ACL FINANCE CORP.
Offer to Exchange Their
9 1/2% Senior Notes Due 2015
Which Have Been Registered Under the Securities Act of 1933
For Any and All of Their Outstanding
9 1/2% Senior Notes Due 2015
(Principal Amount $1,000 per Note)
, 2005
To Our Clients:
      Enclosed for your consideration is a prospectus, dated                     , 2005 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of American Commercial Lines LLC and ACL Finance Corp. (collectively, the “Issuers”) to exchange up to $200,000,000 aggregate principal amount of the Issuers’ 9 1/2% Senior Notes Due 2015 which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for a like principal amount of the Issuers’ issued and outstanding 9 1/2% Senior Notes Due 2015 (the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated as of February 11, 2005, by and among the Issuers, the guarantors named therein and the initial purchasers named therein.
      This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on                     , 2005, unless extended by the Issuers (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 12:00 midnight, New York City time, on the Expiration Date.
      The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. Your attention is directed to the following:
      1. The Exchange Offer is for any and all Old Notes.
      2. The Exchange Offer expires at 12:00 midnight, New York City time, on the Expiration Date, unless extended by the Issuers.
Please read the Prospectus
      If you wish to tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.
      If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.
      Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Commercial Lines LLC and ACL Finance Corp. with respect to their Old Notes.
      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
      Please tender the Old Notes held by you for my account as indicated below:
      The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):
      $                     of 9 1/2% Senior Notes Due 2015
      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):
                    $                     of 9 1/2% Senior Notes Due 2015

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.
Sign Here
Name of beneficial owner(s) (please print): ______________________________________________________________
Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number: _______________________________________________________
Date:

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